                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          BRIGHAM EXPLORATION COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          BRIGHAM EXPLORATION COMPANY

                           6300 Bridge Point Parkway
                            Building Two, Suite 500
                              Austin, Texas 78730

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on May 10, 2001

To the Stockholders of
 BRIGHAM EXPLORATION COMPANY:

   Notice is hereby given that the Annual Meeting of Stockholders of Brigham Exploration Company, a Delaware corporation (the "Company"), will be held on Thursday, May 10, 2001, at 1:00 p.m., local time, at the Company's offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, for the following purposes:

  1. To elect seven directors to serve until the Annual Meeting of Stockholders in 2002;

  2. To approve the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2001;

  3. To consider and vote upon a proposal to approve and ratify the warrants issued by the Company in March 2001 to affiliates of Credit Suisse First Boston (USA), Inc. and the issuance of such warrants to such entities; and

  4. To consider and vote upon a proposal to approve an amendment to the Company's 1997 Incentive Plan to limit the maximum number of shares of Common Stock available under the Plan available for grant pursuant to incentive stock options.

  5. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

   Only stockholders of record at the close of business on March 21, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

   You are cordially invited and urged to attend the meeting, but if you are unable to attend, please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed stamped envelope. A prompt response will be appreciated. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ David T Brigham
                                          DAVID T. BRIGHAM
                                          Secretary

April 4, 2001
Austin, Texas

                          BRIGHAM EXPLORATION COMPANY

                           6300 Bridge Point Parkway
                            Building Two, Suite 500
                              Austin, Texas 78730

                                PROXY STATEMENT
                                      For
                        ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 10, 2001

                            SOLICITATION OF PROXIES


Solicitation and Revocability of Proxies

   This proxy statement is furnished to holders of Brigham Exploration Company ("Brigham" or the "Company") common stock, $0.01 par value ("Common Stock"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders of Brigham to be held on Thursday, May 10, 2001, at 1:00 p.m., local time, at the Company's offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

   Shares represented by a proxy in the form enclosed, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted (i) for the election of the Board's nominees for directors, (ii) for the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2001,
(iii) for approval and ratification of the warrants to purchase Brigham Common Stock that were issued to two affiliates of Credit Suisse First Boston (USA), Inc. in March 2001, and of the issuance of such warrants to such entities,
(iv) for the amendment to the 1997 Incentive Plan, and (v) in accordance with the best judgment of the persons voting on any other proposals that may come before the meeting. The Board of Directors knows of no other matters, other than those stated in the foregoing notice, to be presented for consideration at the meeting or any adjournment(s) thereof. If, however, any other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.

   Any stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company, 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730, a written revocation thereof or by duly executing a proxy bearing a later date. Any stockholder attending the Annual Meeting of Stockholders may revoke his proxy by notifying the Secretary at such meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

   The approximate date on which definitive copies of this proxy statement and the form of proxy are intended to be released to stockholders is April 11, 2001.

   The cost of soliciting proxies will be borne by the Company. Solicitation may be made, without additional compensation, by directors, officers and regular employees of the Company in person or by mail, telephone or telegram. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock held of record by such persons, and Brigham will reimburse the forwarding expense. All costs of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company.

Shares Outstanding and Voting Rights

   The close of business on March 21, 2001, is the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The only voting security of the Company outstanding which is entitled to vote at the meeting is the Common Stock, each share of which entitles the holder thereof to one vote. At the record date for the meeting, there were outstanding and entitled to be voted 15,988,118 shares of Common Stock.

   With regard to Proposal One, the seven nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. With regard to Proposals Two, Three, and Four the affirmative vote of a majority of the votes cast by stockholders present or represented by proxy at the Annual Meting will be required for approval of such proposals. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on election of directors, ratification of the Company's auditors, approval of the warrants or amendment to the Company's 1997 Incentive Plan. Holders of approximately 53% of the outstanding Common Stock as of March 21, 2001, have agreed, in a Voting Agreement dated March 1, 2001, to vote in favor of Proposal Three.

   Stockholders have no dissenters' rights or rights of appraisal under Delaware law or Brigham's Certificate of Incorporation or Bylaws in connection with Proposal One, Proposal Two, Proposal Three or Proposal Four.

Security Ownership of Certain Beneficial Owners and Management

   The table below sets forth information concerning (i) the only persons known by Brigham, based upon statements filed by such persons pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially in excess of 5% of the Common Stock as of March 21, 2001, and (ii) the shares of Common Stock beneficially owned, as of March 21, 2001, by each current director of Brigham, each executive officer listed in the Summary Compensation Table included in Brigham's proxy statement included elsewhere in this proxy statement, and all current directors and executive officers of Brigham as a group. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

                                                             Common Stock
                                                             Beneficially
                                                               Owned(1)
                                                          ------------------
                                                          Number of Percent
          Name and Address of Beneficial Owner             Shares   of Class
          ------------------------------------            --------- --------
Credit Suisse First Boston Corporation (2) (15).......... 8,771,930  35.43%
  11 Madison Avenue
  New York, New York 10010
Shell Capital Inc. (3)................................... 6,730,770  29.63%
  910 Louisiana, Room 4555D
  Houston, Texas 77002-2463
General Atlantic Partners, L.L.C. (4) (15)............... 4,107,956  25.18%
  3 Pickwick Plaza
  Greenwich, Connecticut 06830
Ben M. and Anne L. Brigham (5) (15)...................... 3,731,892  23.31%
  6300 Bridge Point Parkway, Building Two, Suite 500
  Austin, Texas 78730
Resource Investors Management Company (6)................ 1,754,464  10.97%
  600 Travis Street, Suite 6875
  Houston, Texas 77002
Veritas DGC Land, Inc. .................................. 1,211,580   7.58%
  3701 Kirby Drive, Suite 112
  Houston, Texas 77098-3982
David T. Brigham (7).....................................   167,296      *
Curtis F. Harrell (8)....................................    50,298      *
A. Lance Langford (9)....................................    94,265      *
Karen E. Lynch (10)......................................    50,625      *
Harold D. Carter (11) (15)...............................   315,493   1.97%
Alexis M. Cranberg (12) (15).............................       600      *
Stephen P. Reynolds (13) (15)............................       600      *
Steven A. Webster (2)....................................     2,000      *
All current directors and executive officers as a group
 (12 persons) (14) (15).................................. 4,487,069  27.71%

--------
* Represents less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or disposition power with respect to securities.
 (2) On November 3, 2000, Credit Suisse First Boston (USA), Inc. (formerly named Donaldson, Lufkin & Jenrette, Inc.) ("CSFB-USA") became an indirect, wholly-owned subsidiary of Credit Suisse First Boston Corporation (the "Bank"). The Bank, on behalf of itself and its subsidiaries, to the extent that they constitute a part of the Credit Suisse Boston Business unit (the "CSFB business unit"), beneficially owns 5,489,334 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by DLJ MB Funding III, Inc. ("DLJ MB") and 1,177,333 shares of Common Stock issuable upon exercise of currently exercisable warrants held by DLJ ESC II, L.P. ("DLJ ESC"). If the warrants issued to the CSFB Affiliates (as defined in Proposal Three of this proxy statement) in March 2001 are approved by Brigham's stockholders at the annual meeting, such warrants will become immediately exercisable; the 2,105,263 shares issuable upon exercise of such warrants are included in the table as beneficially owned by the Bank.

     DLJ MB is an indirect, wholly-owned subsidiary of CSFB-USA, and the managing general partner of each of the other CSFB Affiliates is an indirect, wholly-owned subsidiary of CSFB-USA. The ultimate parent company of the Bank is Credit Suisse Group ("CSG"). Due to the separate management and independent operation of its business units, CSG disclaims beneficial ownership of the reported Common Stock that is beneficially owned by its direct and indirect subsidiaries, including the CSFB business unit. The CSFB business unit disclaims beneficial ownership of shares of Common Stock beneficially owned by CSG and any of CSG's and the Bank's other business units. Steven A. Webster is a Managing Director of Global Energy Partners, Ltd., a merchant banking affiliate of the CSFB Affiliates.

 (3) Consists of shares of Common Stock issuable upon the exercise of currently exercisable rights to convert debt into 5,480,770 shares of Common Stock and 1,250,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants.
 (4) Includes 2,679,418 shares held by General Atlantic Partners III, L.P. ("GAP III"); and 127,725 shares held by GAP-Brigham Partners, L.P. ("GAP-Brigham") and 975,610 shares held by GAP Coinvestment Partners II, L.P. ("GAP Coinvestment") and shares of stock issuable upon the exercise of 325,203 currently exercisable warrants held by GAP Coinvestment. Stephen
     P. Reynolds is the general partner and a limited partner in GAP-Brigham, President of GAP III Investors, Inc., the general partner of GAP III, and a limited partner of GAP Coinvestment.
 (5) Includes 1,818,514 shares are owned by Ben M. Brigham; 20,000 shares are subject to currently exercisable stock options held by Ben M. Brigham, 1,809,010 shares are owned by Anne L. Brigham, 100 shares are subject to currently exercisable stock options held by Anne L. Brigham; 27,022 shares are owned by Brigham Parental Trust I (of which Anne and Ben Brigham are the trustees); 28,246 shares are owned by Brigham Parental Trust II (of which Anne and Ben Brigham are the trustees); and 29,000 shares are held by David T. Brigham, as custodian for each of Mr. and Mrs. Brigham's four children.
 (6) Includes 612,308 shares held by RIMCO Partners, L.P. II, 307,031 shares held by RIMCO Partners, L.P. III and 835,125 shares held by RIMCO Partners, L.P. IV (collectively, the "RIMCO Partnerships"). Resource Investors Management Company ("RIMCO") is the general partner of each of the RIMCO Partnerships. The general partner of RIMCO is RIMCO Associates, Inc.
 (7) Includes 44,643 shares of vested restricted stock; 62,653 shares of unvested restricted stock; 29,000 shares held as a custodian under the Texas Uniform Transfers to Minors Act for the children of Ben M. Brigham and Anne L. Brigham; and 28,000 shares of Common Stock issuable upon exercise of certain vested stock options.
 (8) Includes 249 shares held indirectly by R. Chaney Partners III L.P.; 49 shares held indirectly by R. Chaney Partners IV L.P.; and 50,000 shares of Common Stock issuable upon exercise of certain vested stock options.
 (9) Includes 59,491 shares of unvested restricted stock; and 30,000 shares of Common Stock issuable upon exercise of certain vested stock options.
(10) Includes 20,000 shares of unvested restricted stock; and 30,000 shares of Common Stock issuable upon exercise of certain vested stock options.
(11) Includes 600 shares of Common Stock issuable upon exercise of certain vested stock options.
(12) Includes 600 shares of Common Stock issuable upon exercise of certain vested stock options. Alexis Cranberg is the President of Aspect Resources LLC ("Aspect"). As such, Mr. Cranberg may be deemed to share voting and investment power with respect to 487,805 shares of Common Stock held by Aspect and 162,602 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Aspect. Mr. Cranberg disclaims beneficial ownership of shares owned by Aspect except to the extent of his pecuniary interest therein.

(13) Includes 600 shares of Common Stock issuable upon exercise of certain vested stock options. Stephen P. Reynolds is the general partner and a limited partner in GAP-Brigham, President of GAP III Investors, Inc., the general partner of GAP III, and a limited partner of GAP Coinvestment. As such, Mr. Reynolds may be deemed to share voting and investment power with respect to the 2,679,418 shares held by GAP III, 127,725 shares held by GAP-Brigham and 975,610 shares held by GAP Coinvestment and 325,203 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by GAP Coinvestment. Mr. Reynolds disclaims beneficial ownership of shares owned by GAP III, GAP-Brigham, and GAP Coinvestment except to the extent of his pecuniary interest therein.
(14) Includes 205,900 shares of Common Stock issuable upon exercise of certain vested stock options.

(15) The following Brigham shareholders, owning an aggregate of 8,538,429 shares of Common Stock, have agreed with the CSFB Affiliates, pursuant to a Voting Agreement dated March 1, 2001, to vote at the Annual Meeting for Proposal Three: Ben M. and Anne L. Brigham, Harold D. Carter, General Atlantic Partners III, L.P., GAP-Brigham Partners, L.P., GAP Coinvestment Partners II, L.P., Aspect Resources, LLC, David T. Brigham, Curtis F. Harrell, A. Lance Langford, Jeffery E. Larson, Karen E. Lynch and Christopher A. Phelps. The table above does not reflect any deemed shared voting power of such 8,538,429 shares.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The business and affairs of the Company are managed by and under the direction of the Board of Directors (the "Board"), which exercises all corporate powers of the Company and establishes broad corporate policies.

   The Company's Board of Directors formed standing audit and compensation committees on February 26, 1997. Members of the Audit Committee and the Compensation Committee are currently Harold D. Carter, Alexis M. Cranberg and Stephen P. Reynolds. The Audit Committee's primary responsibilities are to (i) recommend the Company's independent auditors to the Board of Directors, (ii) review with the Company's auditors the plan and scope of the auditor's annual audit, the results thereof and the auditors' fees, (iii) review the Company's financial statements and (iv) take such other action as it deems appropriate as to the accuracy and completeness of financial records of the Company and financial information gathering, reporting policies and procedures of the Company. The Compensation Committee exercises the power of the Board of Directors in connection with all matters relating to compensation of executive officers, employee benefit plans and the administration of the Company's stock option programs.

   In 2000, the Board of Directors held eight meetings, the Audit Committee held four meetings and the Compensation Committee held two meetings. Mr. Reynolds attended four of the eight Board of Director meetings and Mr. Cranberg attended one of the two Compensation Committee meetings held during 2000. No other director attended fewer than 75% of the meetings of the Board of Directors held during the period for which he or she was a director or meetings held by committees of the Board of Directors on which he or she served during the period for which he or she was a member of such committee.

   All duly submitted and unrevoked proxies will be voted for the nominees for directors selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee(s) should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person(s) designated by the Board. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee.

   The size of the Company's Board of Directors was increased to seven members as a result of the Securities Purchase Agreement with DLJ MB and DLJ ESC dated November 1, 2000. The Company agreed to nominate one representative of DLJ MB to serve as a member of the Board of Directors of the Company for so long as DLJ MB and DLJ ESC or their affiliates own at least 10% of the Series A Preferred Stock or at least 5% of the outstanding shares of Common Stock of the Company. Accordingly, the Board of Directors was increased to seven members and Steven Webster was appointed as a member of the Board of Directors. The seven nominees of the Board of Directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. Set forth below is certain information with respect to the nominees, including information as to each nominee's age as of April 4, 2001, position with the Company, business experience during the past five years and directorships of publicly held companies.

   The Board of Directors recommends that stockholders vote FOR the election of the nominees listed below.

Nominees for Director

   Ben M." Bud" Brigham, age 41, has served as Chief Executive Officer, President and Chairman of the Board of the Company since founding the Company in 1990. From 1984 to 1990, Mr. Brigham served as an exploration geophysicist with Rosewood Resources, an independent oil and gas exploration and production company. Mr. Brigham began his career in Houston as a seismic data processing geophysicist for Western Geophysical, a provider of 3-D seismic services, after earning his B.S. in Geophysics from the University of Texas. Mr. Brigham is the husband of Anne L. Brigham, Director, and the brother of David T. Brigham, Senior Vice President--Land and Administration and Corporate Secretary.

   Anne L. Brigham, age 39, has served as a Director of the Company since its inception in 1990. Ms. Brigham served as Executive Vice President of the Company from 1990 to March 1999, and served as Corporate Secretary of the Company from 1990 to February 1998. Before joining the Company full-time in 1991, Ms. Brigham practiced law in the oil and gas and real estate sections of Thompson & Knight, L.L.P. Ms. Brigham worked as a geologist for Hunt Petroleum Corporation, an independent oil and gas exploration and production company, for over two years before attending law school. Ms. Brigham holds a B.S. in Geology from the University of Texas and a J.D. from Southern Methodist University. Ms. Brigham is the wife of Ben M. Brigham, Chairman, Chief Executive Officer and President, and the sister-in-law of David T. Brigham, Senior Vice President--Land and Administration and Corporate Secretary.

   Harold D. Carter, age 62, has served as a Director of and consultant to the Company since 1992. Mr. Carter has more than 30 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter consults for Endowment Advisors, Inc. with respect to its EEP Partnerships and Associated Energy Managers, Inc. with respect to its Energy Income Fund, L.P. and is a director of Abraxas Petroleum Corporation, a publicly traded oil and gas company, and Energy Partners, Ltd., and Longview Production Company, both private companies. Mr. Carter has a B.B.A. in Petroleum Land Management from the University of Texas and has completed the Program for Management Development at the Harvard University Business School.

   Alexis M. Cranberg, age 45, has served as a Director of the Company since 1992. Mr. Cranberg is President of Aspect Management, Inc. and Aspect Resources, LLC, each a private oil and gas exploration and investment company. In addition, Mr. Cranberg is a director for Esenjay Exploration, Inc., a publicly traded oil and gas company, and Westport Oil & Gas, a private oil and gas company. Mr. Cranberg is a past director of General Atlantic Resources, Inc. and United Meridian Corporation. He holds a B.S. in Petroleum Engineering from the University of Texas and an M.B.A. from Stanford University.

   Curtis F. Harrell, age 37, has served as Chief Financial Officer and Director of the Company since August 1999 and as Executive Vice President of the Company since August 2000. From 1997 to August 1999, he was Executive Vice President and Partner at R. Chaney & Company, Inc., an equity investment firm focused on the energy industry, where he managed the firm's investment origination efforts in the U.S., focusing on investments in corporate equity securities of energy companies in the exploration and production and oilfield service industry segments. From 1995 to 1997, Mr. Harrell was a Director of Domestic Corporate Finance for Enron Capital & Trade Resources, Inc., where he was responsible for initiating and executing a variety of debt and equity financing transactions for independent exploration and production companies. Before joining Enron Capital & Trade Resources, Mr. Harrell spent eight years working in corporate finance and reservoir engineering positions for two public independent exploration and production companies, Kelley Oil & Gas Corporation and Pacific Enterprises Oil Company, Inc. He has a B.S. in Petroleum Engineering from the University of Texas at Austin and an M.B.A. from Southern Methodist University.

   Stephen P. Reynolds, age 49, has served as a Director of the Company since 1996. Mr. Reynolds is a special advisor to General Atlantic Partners, LLC ("GAP LLC") and has been with GAP LLC or its predecessor entities since April 1980. Mr. Reynolds is also President of GAP III Investors, Inc., the general partner of General Atlantic Partners III, L.P., a general partner and limited partner of GAP-Brigham Partners, L.P., and a limited partner of GAP Coinvestment Partners II, L.P. Mr. Reynolds is on the board of directors of Solo Serve Corporation, a publicly traded off-price soft goods retail company, Computer Learning Centers, Inc., a publicly traded company providing technology related training, and SS&C Technologies, Inc., a publicly traded software and programming company. Mr. Reynolds holds a B.A. in Economics from Amherst College and a Masters degree in Accounting from New York University.

   Steven A. Webster, age 49, has served as a Director of the Company since November 2000. Mr. Webster is a Managing Director of Global Energy Partners, a merchant banking affiliate of CSFB-USA that makes investments in energy companies. Mr. Webster is on the board of directors of Transocean Sedco Forex, Inc., a publicly traded oil service company, Carrizo Oil & Gas, Inc., a publicly traded oil and gas exploration and production company, Grey Wolf Inc., a publicly traded land drilling contractor, Camden Property Trust, a publicly traded real estate investment trust, Geokinetics, Inc., a publicly traded geophysical services provider, Guardian Holdings Inc., a privately held financial institution, Tulsa Investments Inc., a privately held manufacturer of oilfield equipment, and Michael Petroleum Corporation, a privately held oil and gas exploration and production company. Mr. Webster is the founder and an original shareholder of Falcon Drilling Company, Inc., a predecessor to Transocean Sedco Forex, Inc., and is a co-founder and original shareholder of Carrizo Oil & Gas, Inc. Mr. Webster holds a B.S.I.M. from Purdue University and an MBA from Harvard Business School.

Compensation of Directors

   Fees and Expenses; Other Arrangements. Directors who are also employees of the Company are not separately compensated for serving on the Board of Directors. Directors who are not employees of the Company receive $5,000 per year and $500 per meeting for their services as directors. In addition, the Company reimburses Directors for the expenses incurred in connection with attending meetings of the Board of Directors and its committees.

   Pursuant to a consulting agreement with Harold D. Carter, the Company paid Mr. Carter $2,500 per month and reimbursed his out-of-pocket expenses during 2000 for the performance of consulting and advisory services regarding the operations of the Company as the Company requested. In addition to the consulting fee, pursuant to the terms of Mr. Carter's consulting agreement, the Company paid Associated Energy Managers, Inc. $1,000 per month in 2000 and will continue to pay such monthly amount in 2000 to offset a portion of Mr. Carter's office overhead expenses and provide the Company with limited use of part of Mr. Carter's office space for purposes of conducting business while employees of the Company are in Dallas, Texas.

   Director Stock Options. Pursuant to the Company's 1997 Director Stock Option Plan, each newly elected nonemployee director shall be granted an option to purchase 1,000 shares of Common Stock and each nonemployee director will receive an option to purchase 500 shares of Common Stock on December 31 of each year. The options under the plan are granted at fair market value on the grant date and become exercisable, subject to certain conditions, in five equal annual installments on the first five anniversaries of the grant date. The options terminate seven years from the grant date, unless terminated sooner. 25,000 shares of Common Stock have been authorized and reserved for issuance pursuant to the plan. Options to purchase 3,500 shares of Common Stock were granted in 2000 to the Company's five nonemployee directors pursuant to the 1997 Directors Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the 1934 Act requires directors and officers of the Company, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Mr. Cranberg is the President of Aspect Management Corp., the manager of Aspect Resources LLC. It has come to the Company's attention that Alexis M. Cranberg failed to timely file a Form 4 in 2000 to report the purchase of certain shares of Common Stock and warrants to purchase Common Stock by Aspect Resources LLC (for which Mr. Cranberg disclaims beneficial ownership except to the extent of his pecuniary interest therein); however, such failure was inadvertent and the transaction has now been reported. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, all other Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were met.

Compensation of Executive Officers

 Summary Compensation

   The following table sets forth certain summary information concerning the compensation paid or awarded to the Chief Executive Officer of the Company and certain other executive officers of the Company who earned in excess of $100,000 in 2000 (the "named executive officers") for the years indicated.

                          Summary Compensation Table

                                                          Long-Term
                               Annual Compensation       Compensation
                         ------------------------------- ------------    Shares
   Name and Principal                                     Restricted   Underlying         All Other
        Position         Year Salary ($) Benefits ($)(1) Stock Awards   Options      Compensation ($)(2)
   ------------------    ---- ---------- --------------- ------------  ----------    -------------------
Ben M. Brigham ......... 2000  249,614           --            --       120,000             6,639
 Chief Executive
  Officer,               1999  254,925           --            --           --              6,596
 President and Chairman
  of the Board           1998  277,062       160,750           --           --              6,451
Curtis F. Harrell (3)... 2000  204,387        75,000           --       150,000               --
 Executive Vice
  President Chief
  Financial Officer and
  Director               1999  100,005        68,550           --       150,000               --
Karen E. Lynch (4)...... 2000  151,150           --         72,000(5)    50,000               --
 Vice President and      1999  128,800           --            --        65,000               --
  General Counsel        1998  120,134        41,824           --        50,000(6)            --
David T. Brigham........ 2000  141,750           --        227,117(7)    70,000               --
 Senior Vice President--
   Land and              1999  123,815           --            --        60,000               --
 Administration,
 Corporate Secretary     1998  124,917        36,294           --        45,000(8)            --
A. Lance Langford....... 2000  140,488           --        215,655(9)    70,000               --
 Senior Vice President--
   Operations            1999  112,933           --            --        65,000               --
                         1998  121,000        32,811           --        65,000(10)           --

--------

 (1) Includes moving allowances granted to Curtis F. Harrell of $68,550 in connection with his relocation to Austin, Texas in 1999. Includes a moving allowance granted in 1998 to Karen E. Lynch of $6,750 in connection with her relocation to Austin in 1997.
 (2) Consists of premiums paid by the Company under life and disability insurance plans of $2,745 and $3,894, respectively, in 2000; $2,702 and $3,894, respectively, in 1999; and $2,647 and $3,804, respectively, in 1998.
 (3) Mr. Harrell joined the Company as Chief Financial Officer and Director in August 1999.
 (4) Ms. Lynch joined the Company as General Counsel in October 1997 and has served as Vice President and General Counsel since February 1998.
 (5) During the Company's fiscal year ending in 2000, the aggregate total holdings of restricted stock were 20,000 shares with a value of $72,500, based on the closing trading price of the Company's Common Stock as reported on the Nasdaq Stock Market on October 27, 2000 of $3.625 per share. The restricted shares were granted in exchange for the termination of 50,000 employee stock options. The restricted shares will vest 25% per year beginning on the first anniversary of the grant date.
 (6) Represents 50,000 shares underlying options that were issued in October 1997 and were canceled and reissued in January 1998 and in December 1998. The options covering all of these 50,000 shares were cancelled on October 27, 2000 in exchange for the issuance of restricted stock.
 (7) During the Company's fiscal year ending in 2000, the aggregate total holdings of restricted stock were 62,652 shares with a value of $227,117, based on the Company's Common Stock as reported on the Nasdaq Stock Market on October 27, 2000 of $3.625 per based on the closing trading price of the Company's Common Stock as reported on the Nasdaq Stock Market on October 27, 2000 of $3.625 per share. The restricted shares were granted in exchange for the termination of 114,445 employee stock options. The restricted shares will vest 25% per year beginning on the first anniversary of the grant date.

 (8) Includes 5,000 shares underlying options that were issued in January 1998 and were cancelled and reissued in December 1998. The options covering all 45,000 of these shares were cancelled on October 27, 2000 in exchange for the issuance of restricted stock.
 (9) During the Company's fiscal year ending in 2000, the aggregate total holdings of restricted stock were 59,491 shares with a value of $215,655 based on the closing trading price of the Company's Common Stock as reported on the Nasdaq Stock Market on October 27, 2000 of $3.625 per share. The restricted shares were granted in exchange for the termination of 117,085 employee stock options. The restricted shares will vest 25% per year beginning on the first anniversary of the grant date.
(10) Includes 25,000 shares underlying options that were issued in January 1998 and were canceled and reissued in December 1998. The options covering all 65,000 of these shares were cancelled on October 27, 2000 in exchange for the issuance of restricted stock.

 Option Grants

   The following table contains information about stock option grants to the named executive officers in 2000:

                       Option Grants in Last Fiscal Year

                                        Individual Grants
                         -----------------------------------------------
                                                                             Potential
                                                                         Realized Value at
                                                                          Assumed Annual
                                                                          Rates of Stock
                          Number of   % of Total                               Price
                           Shares      Options                           Appreciation for
                         Underlying   Granted to  Exercise or             Option Term(1)
                           Options   Employees in Base Price  Expiration -----------------
          Name           Granted (#) Fiscal Year   ($/Share)     Date     5% ($)  10% ($)
          ----           ----------- ------------ ----------- ----------  ------  --------
Ben M. Brigham..........   100,000       12.7%      $1.8300      2/1/06  $385,876 $537,825
                            20,000        2.5%      $3.6875    10/27/07  $ 50,099 $ 96,402
Curtis F. Harrell.......    87,308       11.1%      $2.0625      2/1/06  $316,601 $449,265
                            12,692        1.6%      $1.8300      2/1/06  $ 48,975 $ 68,261
                            50,000        6.3%      $2.4005     8/31/07  $186,957 $298,795
Karen E. Lynch..........    20,000        2.5%      $1.8300      2/1/06  $ 77,175 $107,565
                            30,000        3.8%      $3.6875    10/27/07  $ 75,149 $144,603
David T. Brigham........    20,000        2.5%      $1.8300      2/1/06  $ 77,175 $107,565
                            50,000        6.3%      $3.6875    10/27/07  $125,248 $241,005
A. Lance Langford.......    20,000        2.5%      $1.8300      2/1/06  $ 77,175 $107,565
                            50,000        6.3%      $3.6875    10/27/07  $125,248 $241,005

--------
(1) Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date such options had been granted, through the expiration date. For the option terms ending February 1, 2006, August 31, 2007 and October 27, 2007, based on the closing price on the Nasdaq Stock Market of the Common Stock of $4.4375 on December 29, 2000, a share of the Common Stock would have a value on each of the ending dates of the option terms of approximately $5.69, $6.15 and $6.19, respectively, at an assumed appreciation rate of 5% and approximately $7.21, $8.38 and $8.51, respectively, at an assumed appreciation rate of 10%.

 Option Exercises and Year-End Option Values

   The following table provides information about the number of shares issued upon option exercises by the named executive officers during 2000, and the corresponding value realized by the named executive officers. The table also provides information about the number and value of options that were held by the named executive officers at December 31, 2000.


                Aggregated Option Exercises in Last Fiscal Year
                           and FY-End Option Values

                                                    Number of Securities      Value of Unexercised
                           Shares                  Underlying Unexercised    In-the-Money Options at
                         Acquired on                Options at FY-End (#)          FY-End ($)
                          Exercise      Value     ------------------------- -------------------------
          Name               (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ------------ ----------- ------------- ----------- -------------
Ben M. Brigham .........     --          --            --        120,000          --      $275,810
Curtis F. Harrell.......     --          --         50,000       250,000     $106,240     $526,536
Karen E. Lynch..........     --          --         26,000        89,000     $ 51,538     $151,982
David T. Brigham........     --          --         24,000       106,000     $ 47,762     $161,328
A. Lance Langford.......     --          --         26,000       109,000     $ 51,538     $166,992

Option Repricing

   The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

   During the fiscal year, the Compensation Committee considered the status of current outstanding stock options. The Compensation Committee's consideration focused on the desire to increase the retentive effect of stock-based awards and to recognize the fact that certain outstanding options had exercise prices well above the current stock price. Effective October 27, 2000, the Compensation Committee authorized the exchange of certain stock options for a grant of restricted stock. Holders of option grants with an exercise price of $5.00 per share could exchange all or half of their shares for 0.643 shares of restricted Common Stock for each option share. Holders of option grants with an exercise price of $6.31 per share could exchange all or half of their shares for 0.4 shares of restricted stock for each option share. The exchange in each instance represents an equity value equal to each option share. The restricted shares will vest 25% per year beginning on the first anniversary of the grant date. The number of restricted shares received by the named executive officers in connection with this exchange is included in the Summary Compensation Table. The following named executive officers participated in the exchange: Ms. Karen Lynch exchanged 50,000 options with exercises prices of $6.31; Mr. David T. Brigham exchanged 69,445 options with exercise prices of $5.00 and 45,000 options with exercises prices of $6.31; and Mr. A. Lance Langford exchanged 52,085 options with exercise prices of $5.00 and 65,000 options with exercises prices of $6.31.

   Previously, on December 14, 1998, the Compensation Committee had authorized the exchange of all outstanding options granted to executive officers and employees in January 1998 with an exercise price of $12.875 per share for options with an exercise price of $6.31 per share.

   The following table sets forth certain information concerning option repricing activity for repriced options held by any executive officer since May 9, 1997, the date of the Company's initial public offering.

                        Ten-Year Option/SAR Repricings

                                                                                                 Length of
                                   Number of   Market Price of Exercise Price                 Original Option
                                  Options/SARs  Stock at Time    at Time of        New       Term Remaining at
                                  Repriced or  of Repricing or  Repricing or  Exercise Price Date of Repricing
          Name             Date   Amended (#)   Amendment ($)  Amendment ($)       ($)         or Amendment
          ----           -------- ------------ --------------- -------------- -------------- -----------------
David T. Brigham........ 10/27/00    69,445         3.625            5.00             (1)    3 years, 9 months
                         10/27/00    45,000         3.625            6.31             (2)    5 years, 2 months
                         12/14/98     5,000          6.31          12.875           6.31      6 years, 1 month
Jeffery E. Larson....... 10/27/00    35,000         3.625            6.31             (2)    5 years, 2 months
A. Lance Langford....... 10/27/00    52,085         3.625            5.00             (1)    3 years, 9 months
                         10/27/00    65,000         3.625            6.31             (2)    5 years, 2 months
                         12/14/98    25,000          6.31          12.875           6.31      6 years, 1 month
Karen E. Lynch.......... 10/27/00    50,000         3.625            6.31             (2)    5 years, 2 months
                          1/14/98    50,000        12.875          14.875         12.875     6 years, 2 months
                         12/14/98    50,000          6.31          12.875           6.31      6 years, 1 month
Christopher A. Phelps... 10/27/00    30,000         3.625            6.31             (2)    5 years, 2 months
Jon L. Glass (3)........ 12/14/98     5,000          6.31          12.875           6.31      6 years, 1 month
Craig M. Fleming (4).... 12/14/98     5,000          6.31          12.875           6.31      6 years, 1 month

--------

(1) Restricted stock grants were made in exchange for the cancellation of options at a ratio of 0.643 shares of restricted stock per option share.

(2) Restricted stock grants were made in exchange for the cancellation of options at a ratio of 0.4 shares of restricted stock per option share.

(3) Mr. Glass served as the Company's Vice President of Exploration and as a Director until August 16, 1999.

(4) Mr. Fleming served as the Company's Chief Financial Officer until August 20, 1999.

Compensation Committee Report on Executive Compensation Policy

   The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses. The Company's compensation principles for the Chief Executive Officer are identical to those of the Company's other executive officers.

   Cash Compensation. In determining its recommendations for adjustments to officers' base salaries (excluding the Chief Executive Officer), the Company focuses primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the twelve months immediately preceding his or her hire date, the accomplishment of goals set by the officer, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development. In addition, the officers have the opportunity to participate in the Company's 401(k) Plan.

   Equity Compensation. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with the Company for the long term.

   Chief Executive Officer Compensation. The factors and criteria upon which the salary of Ben M. Brigham, the Chief Executive Officer, is based are similar to the criteria used in evaluating salary adjustments for the other executive officers of the Company, except that the Chief Executive Officer's performance is evaluated for the prior fiscal year as opposed to the twelve months immediately preceding his hire date. The Chief Executive Officer's individual contributions to the Company included his leadership role in establishing and retaining a strong management team, developing and implementing the Company's business plans and attracting investment capital to the Company. In addition, the Compensation Committee reviewed compensation levels of chief executive officers at comparable companies in the Company's industry.

   In determining the amount of annual cash bonus compensation to be paid to the Chief Executive Officer, the Compensation Committee also reviews the performance of the Chief Executive Officer and the Company for the prior fiscal year. For such purposes, the Compensation Committee utilizes a four part formula which the Committee believes provides a quantitative and qualitative framework to measure the performance of the Chief Executive Officer and the Company. This formula generally consists of the following components: (i) the attainment by the Company of certain threshold multiples of reserve value additions for drilling levels during the fiscal year; (ii) in the event that certain threshold coverage ratios in (i) are met, the attainment of budgeted drilling levels by the Company for the fiscal year;
(iii) the number of potential future drilling locations added to the Company's inventory during the fiscal year; and (iv) a discretionary component to reward other performance factors that are not easily quantifiable.

   Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. There is no assurance that awards made under the Company's plans will satisfy such requirements. Where it deems advisable, the Company will take appropriate action to maintain the tax deductability of its executive compensation. The Company believes that the impact of such limitation is immaterial to the Company with respect to fiscal year 2000.

                               Harold D. Carter
                              Alexis M. Cranberg
                              Stephen P. Reynolds

Employment Agreements

   The Company employs Ben M. Brigham under an employment agreement (the "Employment Agreement") as Chief Executive Officer and President of the Company for a five-year term that began in February 1997. The Employment Agreement contains rollover provisions so that at all times the term of the Employment Agreement shall be not less than three years. The agreement provides for an annual salary of $275,000, which the Board of Directors may further increase from time to time. Mr. Brigham is also entitled to an annual cash bonus, not to exceed 75% of his then current salary, determined based on criteria established by the Board of Directors. Under the Employment Agreement, Mr. Brigham is entitled to participate in any employee benefit programs that the Company provides to its executive officers. The only employee benefit programs that the Company offers to its officers and employees are group insurance coverage, participation in the Company's 401(k) Retirement Plan and the 1997 Incentive Plan. If Mr. Brigham terminates his employment for good reason, which includes a material reduction of Mr. Brigham's position without cause or his written consent, breach of a material provision of the Employment Agreement or improper notice of termination, or if the Company terminates Mr. Brigham without cause, the Company must pay Mr. Brigham a sum equal to the amount of his annual base salary that he would have received during the remainder of his employment term plus the average of his annual bonuses received in the preceding two years times the number of years in the remainder of his employment term. Mr. Brigham's agreement also contains a three-year non-compete and confidentiality clause with standard terms.

   On September 20, 1999, the Company entered into Change of Control Agreements with all of the executive officers of the Company, other than the CEO. Under the terms of the Change of Control Agreements, in the event that there is a "Change of Control" (as defined in the Agreement), any options which would have vested within five years of the date of the Change of Control will immediately vest. Further, under the terms of the Change of Control Agreements, in the event that there is both a Change of Control and a "Termination Event" (as defined in the Agreement) prior to the end of the "Retention Period" (as defined in the Agreement), then in such event the Company will pay the terminated officer a severance payment equal to two times the officer's "Annual Base Salary" (as defined in the Agreement).

Compensation Committee Interlocks and Insider Participation

   Members of the Compensation Committee are currently Harold D. Carter, Alexis M. Cranberg and Stephen P. Reynolds. All determinations concerning executive compensation for the last fiscal year for the Company's executive officers were made by the Compensation Committee. The Compensation Committee members abstained from participation in compensation determinations concerning their own compensation. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served on the Board of Directors of the Company. See "Certain Transactions" below for certain information regarding relationships between the Company and entities with whom Members of the Compensation Committee are affiliated.

Certain Transactions

   In connection with land work necessary for certain of the Company's 3-D exploration, drilling and development operations, the Company engages Brigham Land Management ("BLM"), an independent company owned and managed by Vincent
M. Brigham, a brother of Ben M. Brigham, who is the Company's Chief Executive Officer, President and Chairman of the Board, and David T. Brigham, who is a Senior Vice President of the Company. BLM specializes in conducting the necessary field land work relating to 3-D seismic exploration activities and to drilling and development activities. BLM performs these services for the Company using BLM's employees and independent contractors. In 2000 the Company incurred costs charged by BLM of approximately $138,000. Other participants in the Company's 3-D projects reimbursed the Company for a portion of these amounts. Based on its experience with other firms in the area, the Company believes that BLM's charges are at or below those of other firms, and in connection with the Company's reduced land and seismic capital expenditures in 2000, the amounts paid to BLM in 2000 were significantly lower than in prior years. In connection with the Company's planned capital expenditure budget for 2001, the Company expects that the amounts paid to BLM for land services will increase in 2001, as compared to 1999 and 2000, due to the Company's expected increase in drilling activity during 2001 and the field land work that will be necessary related to that drilling activity.

   In November 1994, the Company, certain RIMCO affiliates and other unrelated industry participants entered into a geophysical exploration agreement creating an area of mutual interest in its Esperson Dome Project in Liberty and Harris counties, Texas. The Company financed its participation in this project by assigning its interest, and obligation to bear costs, to Vaquero Gas Company, Inc. ("Vaquero"), a RIMCO affiliate, subject to a 5% net profits overriding royalty interest and the right to receive up to 50% of Vaquero's interest on the occurrence of certain payouts. The Company also retained responsibility for managing the 3-D seismic data acquisition and interpretation of the data after it had been acquired. During 2000, the Company billed approximately $53,000 to the RIMCO affiliates, including Vaquero, for workstation time and geoscientists' time in interpreting the 3-D seismic data that were acquired. Because RIMCO was not an affiliate of the Company when the project was initiated and the interest to Vaquero was transferred, the Company believes that the terms of the arrangement are no less favorable than could be obtained from an unaffiliated third party. In 2000, the Company distributed $7,000 to RIMCO for RIMCO's overriding royalty interest in certain natural gas and oil properties.

   In February 1999, the Company and Aspect Resources, LLC ("Aspect") entered into a Joint Development Agreement, under which Aspect has agreed to pay for 100% of certain land acquisition costs the Company incurs within one of the Company's South Texas projects prior to February 10, 2001. In return for funding 100% of such costs, Aspect will be initially assigned 25% of the oil and gas leasehold interests and 50% of the mineral or royalty interests which are acquired by the Company with such funds. The Company has an election to reimburse Aspect for 75% of the costs it funded for the oil and gas leasehold interests within the time period specified in the Joint Development Agreement; however, in the event that the Company does not elect to reimburse Aspect for 75% of such costs, the Company must subsequently assign to Aspect an additional 25% interest in the leasehold interests acquired. The Company does not have the option to reimburse Aspect for 75% of the costs incurred to acquire mineral or royalty interests, as opposed to leasehold interests. Alexis M. Cranberg, a director of the Company and member of the Audit and Compensation Committees, is President of Aspect.

   In February 2000, Shell Capital, Inc. became a new senior lender under the Company's senior credit facility when the Company entered into an amended and restated Senior Credit Facility. The Senior Credit Facility was further amended in October 2000. The amended and restated Senior Credit Facility provides the Company with $75 million in borrowing availability for a three-year term. The Senior Credit Facility includes a provision whereby $30 million of borrowings outstanding under the Senior Credit Facility held by Shell Capital, Inc., are convertible into shares of Common Stock (the "Convertible Notes"). The Senior Credit Facility provides that any outstanding Convertible Notes can be converted into shares of Common Stock in the following amounts and prices: (i) $10 million is convertible at $3.90 per share, (ii) $10 million is convertible at $6.00 per share, and (iii) $10 million is convertible at $8.00 per share. As a condition precedent to the funding of the amended and restated Senior Credit Facility, the Company also issued to Shell Capital in February 2000 warrants to purchase Common Stock, which warrants become exercisable upon the repayment by the Company, which repayment meets certain additional conditions, of the Convertible Notes; the number of shares of Common Stock issuable upon exercise of such warrants is subject to reduction upon the conversion of a portion of the Convertible Notes. As of December 31, 2000, the Company had $75 million in borrowings outstanding under the Senior Credit Facility, of which the Convertible Notes are $30 million.

   Also in February 2000, the Company entered into an agreement to issue 2,195,122 shares of Common Stock and 731,707 warrants to purchase Common Stock for total consideration of $4.5 million in a private placement to GAP Coinvestment Partners II, L.P. ("GAP Coinvestment"), Aspect Resources, L.L.C. ("Aspect") and Special Situations Private Equity Fund, L.P. Stephen P. Reynolds, a director of the Company and a member of the Audit and Compensation Committees, is a limited partner of GAP Coinvestment and Alexis M. Cranberg, a director of the Company and a member of the Audit and Compensation Committees, is the President of Aspect. The equity sale consists of the sale of units at a price of approximately $2.06 per unit. Each unit includes one share of Common Stock and one-third of a warrant to purchase Common Stock at an exercise price of $2.5625 per share with a three-year term. Pricing of this private equity placement was based on the average market price of Common Stock during a twenty trading day period prior to issuance.

   On October 31, 2000 and November 1, 2000, the Company closed a series of financing agreements. The agreements provided funding (i) to repurchase all subordinated debt and equity securities in the Company held by affiliates of Enron North America (the "Enron Affiliates") at a substantial discount, and
(ii) to continue the Company's planned drilling program into 2001. The Company raised an aggregate of $40 million in these financing transactions through the issuance of (i) $20 million in new subordinated notes and warrants to purchase Common Stock to Shell Capital Inc. and (ii) $20 million in new mandatorily redeemable preferred stock designated as Series A Preferred Stock and warrants to purchase the Company's Common Stock to affiliates of

CSFB-USA. With a portion of the proceeds from these two financing transactions, the Company purchased all of the Enron Affiliates' interests in the Company, which included (i) $51.2 million of outstanding senior subordinated notes due 2003 (which bore interest at annual rates of 12% to 14%) and associated accrued interest obligations, (ii) warrants to purchase an aggregate of 1,000,000 shares of Common Stock at $2.43 per share, and (iii) 1,052,632 shares of Common Stock for total cash consideration of $20 million.

   An aggregate of 1,000,000 shares of Series A Preferred Stock, with a liquidation value of $20 million, were issued to two affiliates of CSFB-USA as part of the above financing transactions. The Series A Preferred Stock bears dividends at a rate of 6% per annum if paid in cash and 8% per annum if paid-in-kind through the issuance of additional Series A Preferred Stock in lieu of cash. At the Company's option, up to 100% of the dividend payments on the Series A Preferred Stock during the first five years can be satisfied through the issuance of PIK dividends. The Series A Preferred Stock has a ten-year maturity and is redeemable at the Company's option at 100% or 101% of par value (depending upon certain conditions) at any time prior to maturity. Warrants to purchase an aggregate of 6,666,667 shares of Common Stock were also issued to the two affiliates of CSFB-USA in the November 2000 transaction. These warrants have a term of ten years, an exercise price of $3.00 per share and must be exercised, if the Company so requires, in the event that Common Stock trades at or above $5.00 per share for 60 consecutive trading days. The exercise price of the warrants is payable either in cash or in shares of the Series A Preferred Stock. If the Company requires exercise of the warrants, proceeds from the exercise of the warrants will be used to fund the redemption of a similar value of then outstanding Series A Preferred Stock. Pursuant to the terms of the securities purchase agreement related to the Series A Preferred Stock, the holders of the Series A Preferred Stock have the right to designate one member to the Company's board of directors for so long as they (or their affiliates) own at least 10% of the Series A Preferred Stock or at least 5% of the outstanding shares of the Common Stock.

   Borrowings under the new $20 million subordinated notes facility provided by Shell Capital Inc. (the "SCI Notes") as part of the above financing transactions bear interest at 10.75% per annum and have no principal repayment obligations until maturity in 2005. The SCI Notes will be issued pursuant to a multi-draw facility (the "Subordinated Notes Facility") at borrowing increments of at least $1 million, and such funds cannot be redrawn once they have been repaid. At the Company's option, up to 50% of the interest payments on the SCI Notes during the first two years can be satisfied by payment-in-kind through the issuance of additional SCI Notes in lieu of cash. The SCI Notes are secured obligations ranking junior to the Company's existing $75 million senior credit facility. The SCI Notes have a five-year maturity, are redeemable at the Company's option for face value at any time and have certain financial and other covenants. The warrants to purchase an aggregate of 1,250,000 shares of Common Stock issued to Shell Capital have a term of seven years, an exercise price of $3.00 per share and a cashless exercise feature. As of December 31, 2000 and March 21, 2001, the Company had $7 million and $16 million, respectively, of borrowings outstanding under the Subordinated Notes Facility.

   In March 2001, the Company issued and sold to affiliates of CSFB-USA additional shares of Series A Preferred Stock and warrants to purchase Common Stock. See "Proposal Three: Approval and Ratification of the Warrants" for more information regarding this transaction.

Report of the Audit Committee

To the Stockholders
of Brigham Exploration Company:

   As members of the Audit Committee of the Board of Directors, we are responsible for helping to ensure the reliability of the Company's financial statements. In keeping with this goal, the Board of Directors has adopted a written charter (attached to this Proxy Statement as Exhibit A) for the Audit Committee to follow. The Audit Committee evaluated the charter's adequacy in 2000 and was satisfied therewith.

Independence of Audit Committee Members

   At least two of the three members of the Audit Committee are independent as defined by Rule 4200(a)(14) of the National Association of Dealers ("NASD") listing standards. It is the Company's intention that on or before June 14, 2001, the NASD deadline for compliance with structure and membership requirements, all three members of the Audit Committee will be independent.

Review and Discussions

   The Audit Committee has reviewed and discussed the Company's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S) 380). Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at PricewaterhouseCoopers LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence.

Recommendation to Include Audited Financial Statements in Annual Report

   Based on the Audit Committee's discussions with management and the independent accountants, and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 with the Securities and Exchange Commission.


   April 4, 2001                          Audit Committee

                                          Harold D. Carter
                                          Alexis M. Cranberg
                                          Stephen P. Reynolds

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

Performance Graph

   The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total return of (i) the Media General Industry Group Index No. 121, "Independent Oil & Gas" ("MG E&P Group Index") and (ii) the Nasdaq Market Index from the first day of trading of the Common Stock, May 9, 1997, through December 29, 2000. The graph assumes that the value of an investment in the Common Stock and each index was $100 at May 9, 1997 and that any dividends were reinvested. Numerical values used for the year-end plot points in the graph are set forth in the table under the graph.

    Comparison of Cumulative Total Return for Brigham Exploration Company,
                  Nasdaq Market Index and MG E&P Group Index

                                     5/9/97 12/31/97 12/31/98 12/31/99 12/29/00
                                     ------ -------- -------- -------- --------
Brigham Exploration Company......... 100.00  173.33    65.19    18.15    52.60
NASDAQ Market Index................. 100.00  125.21   176.60   311.48   195.78
MG E&P Group Index.................. 100.00   99.18    64.24    90.00   130.61

                                 PROPOSAL TWO

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has appointed, and recommends the approval of the appointment of, PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2001. In recommending the approval by the stockholders of the appointment of PricewaterhouseCoopers LLP, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's competence and standing. PricewaterhouseCoopers LLP has been the Company's auditors since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required, the Board of Directors believes that it is appropriate to seek stockholder approval of this appointment. If the stockholders fail to approve the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is approved, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

   In an effort to maintain the accountant's independence, the Audit Committee has considered whether PricewaterhouseCoopers LLP's rendering of non-audit services is compatible with maintaining its independence. We have concluded that the rendering of both types of services does not result in a conflict.

   The fees paid to PricewaterhouseCoopers LLP for all of its services to the Company in 2000 were as follows:

     Audit Fees: Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $106,750.

     Financial Information Systems Design and Implementation Fees: The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the Company's 2000 fiscal year.

     All Other Fees: Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company totaled $5,250.

   Unless stockholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of PricewaterhouseCoopers LLP as the Company's auditors for 2001.

   The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

                                PROPOSAL THREE

                   APPROVAL AND RATIFICATION OF THE WARRANTS

General

   To ensure compliance with a stockholder approval rule of the Nasdaq Stock Market, the Company is seeking stockholder approval and ratification of the warrants to purchase Common Stock (the "Warrants") that were issued in March 2001 to DLJ MB, DLJ ESC, DLJ Merchant Banking Partners III, LP and DLJ Offshore Partners III, C.V. (the "CSFB Affiliates"), and of the issuance of the Warrants to the CSFB Affiliates. The CSFB Affiliates are indirect, wholly-owned subsidiaries of CSFB-USA. The Company agreed with the CSFB Affiliates to have the Company's stockholders consider and vote upon this proposal at the Company's annual meeting. The following Company shareholders, owning an aggregate of 8,538,429 shares of Common Stock, have agreed, pursuant to a Voting Agreement dated March 1, 2001, to vote for in favor of such matters: Ben M. and Anne L. Brigham, Harold D. Carter, General Atlantic Partners III, L.P., GAP-Brigham Partners, L.P., GAP Coinvestment Partners II, L.P., Aspect Resources, LLC, David T. Brigham, Curtis F. Harrell, A. Lance Langford, Jeffery E. Larson, Karen E. Lynch and Christopher A. Phelps.

   The Warrants and shares of mandatorily redeemable preferred stock designated as Series A Preferred (the "Series A Preferred Stock") were issued to the CSFB Affiliates on March 5, 2001 in a private placement transaction for consideration of $10 million. The approximately $9.9 million in net capital availability raised from this financing transaction after the payment of estimated fees and expenses will be used by Brigham to reduce outstanding debt borrowings and to provide additional financial flexibility to fund its planned drilling program and working capital needs in 2001.

Description of the Warrants

 General

   The Warrants entitle the holders thereof to purchase an aggregate of 2,105,263 shares of Common Stock (the "Warrant Shares") at an exercise price of $4.75 per share. The exercise price of the Warrants is payable either in cash or in shares of the Series A Preferred Stock, valued at liquidation value plus accrued dividends. The Warrants will expire on March 5, 2011 (the "Warrant Expiration Date"). The warrantholders are entitled to exercise all or a portion of their Warrants at any time after this Proposal Three is approved and ratified by the holders of Brigham Common Stock and on or prior to the Warrant Expiration Date, at which time all unexercised Warrants will expire. The Warrants must be exercised, if Brigham so requires, in the event that the Common Stock trades at or above an average price equal to 150% of the Warrants exercise price per share for 60 consecutive trading days. If Brigham requires exercise of the Warrants, proceeds from the exercise of the Warrants may be used to fund the redemption of a similar value of then-outstanding Series A Preferred Stock. Subject to restrictions relating to the Securities Act of 1933, the Warrants are transferable.

 Mergers, Consolidations of Brigham; Anti-Dilution Adjustments

   In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which a separate provision applies), or in case of any consolidation or merger of Brigham with or into any entity or other person (other than a merger with another entity or other person in which Brigham is the surviving corporation and which does not result in any reclassification or change in the securities issuable upon exercise of the Warrants), provision must be made for warrantholders to receive, upon the exercise of Warrants and in lieu of Warrant Shares, such securities or assets as would be issued or paid in respect of shares of Common Stock prior to such reclassification, change, consolidation or merger.

   If Brigham declares a dividend on its Common Stock payable in stock or other securities of Brigham to the holders of its Common Stock, the warrantholders will be entitled to receive upon any exercise of a Warrant, in addition to Warrant Shares, the number of shares of stock or other securities which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date was established, the payment date for such dividend) of the number of Warrant Shares purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

   The number of Warrant Shares issuable upon exercise of a Warrant will also be adjusted in the event of a combination or subdivision of the Common Stock.

 Exercise Price Adjustments; Resulting Warrant Share Adjustments

   Common Stock Issuances. If Brigham issues any additional shares of Common Stock, otherwise than as described above under "Mergers, Consolidations of Brigham; Anti-Dilution Adjustments," at a price per share less than the average price per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance by the Board of Directors or compensation committee of Brigham (the "Market Price"), then upon each such issuance the exercise price of the Warrants will be adjusted. The new exercise price will be determined by multiplying the current exercise price by the following fraction:

     (A) the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (ii) the consideration, if any, received by Brigham upon the issuance of such additional shares of Common Stock, divided by

     (B) the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

   No such adjustments of the exercise price will be made upon the issuance of any additional shares of Common Stock that:

  . are issued pursuant to any grant or award made prior to the Warrant issuance date under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of Brigham's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by Brigham's Board of Directors or its compensation committee and that otherwise would cause an adjustment;

  . are issued pursuant to any grant or award made on or after the Warrant issuance date under any Employee Benefit Plan if the "Market Price" of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair Market Value", as defined under the applicable Employee Benefit Plan, on the date of Board or compensation committee authorization;

  . are issued pursuant to any Common Stock Equivalent (as defined under the following heading) (i) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to provisions described in the following paragraph, (ii) if no adjustment was required pursuant to the provisions described in the following paragraph, or (iii) if such Common Stock Equivalent was issued prior to the date the Warrant was issued;

  . are issued pursuant to a public offering by Brigham; or

  . results in an adjustment pursuant to provisions described below under "--
    Special Adjustments."

   Common Stock Equivalent Issuances. If Brigham issues any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the exercise price upon each such issuance will be adjusted if the consideration received and receivable by Brigham per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. If an adjustment is to be made, it will be made as set forth under the preceding heading on the basis that:

(i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents will be deemed to have been issued as of the date of issuance of such Common Stock Equivalent; and

(ii) the aggregate consideration for such maximum number of additional shares of Common Stock will be deemed to be the minimum consideration received and receivable by Brigham for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent.

No such adjustment of the exercise price will be made upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment previously has been made in the exercise price then in effect upon the issuance of such warrants or other rights pursuant to the provisions described under this heading. In addition, no adjustment shall be made under the provisions described under this heading (a) if an adjustment is to be made under the provisions described under the following heading or (b) as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents. Appropriate readjustments to the purchase price will be made upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent if any such Common Stock Equivalent has not been converted, exercised or exchanged.

   Special Adjustments. Until March 5, 2003, special exercise adjustment provisions will apply. If during that time Brigham issues any additional shares of Common Stock at a price per share less than the current Warrant exercise price, then the Warrant exercise price will be adjusted to equal the per share purchase price of the newly-issued Common Stock. These adjustment provisions do not apply to Common Stock issued pursuant to any Employee Benefit Plan or pursuant to any Common Stock Equivalent outstanding as of the Warrant issuance date, nor to any issuance of Common Stock for which an adjustment was previously made under the provisions described in the next paragraph.

   If before March 5, 2003, Brigham issues any Common Stock Equivalents and the exercise price of such Common Stock Equivalents is less than the Warrant exercise price then in effect, then the Warrant exercise price will be adjusted to equal the exercise price of the new Common Stock Equivalents. The exercise price of the new Common Stock Equivalents will be determined by dividing:

     (A) the total amount, if any, received or receivable by Brigham as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to Brigham upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to Brigham upon the conversion or exchange of such Convertible Securities, by

     (B) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

 Resulting Adjustments to Number of Warrant Share Adjustments.

   Upon each adjustment of the Warrant exercise price as a result of the calculations described in this "Exercise Price Adjustments; Resulting Warrant Share Adjustments" section, the number of Warrant Shares issuable upon exercise of a Warrant will be adjusted to the following number:

     (A) the product of (i) the number of shares covered by the Warrants immediately prior to such adjustment of the number of shares and (ii) the Warrant exercise price in effect immediately prior to such adjustment of the exercise price; divided by

     (B) the Warrant exercise price in effect immediately after such adjustment of the exercise price.

 Reports

   Brigham will cause to be delivered, by first-class mail, postage prepaid, to the warrantholders a copy of any reports delivered by Brigham to the holders of Common Stock.

Effect of the Warrants on Existing Stockholders

   Following the issuance of the Warrants, the existing holders of the Common Stock continued to own the shares of Common Stock owned by them prior to the financing transactions. In November 2000, the Company issued to DLJ ESC and DLJ MB warrants entitling the holders thereof to purchase an aggregate of 6,666,667 shares of Common Stock at an exercise price of $3.00 per share; such warrants are currently exercisable and expire on November 1, 2010. As of March 21, 2001, assuming the Warrants were exercisable, if the CSFB Affiliates had exercised the Warrants and the warrants issued in November 2000, they would collectively own approximately 35.4% of the outstanding Brigham Common Stock. Following any such exercise, the CSFB Affiliates would have the ability to influence the outcome of any stockholder vote. Therefore, after any exercise of the Warrants, the CSFB Affiliates may be in a position to influence the timing and the terms upon which any acquisition or other business combination involving Brigham may occur.

Nasdaq Approval Requirement

   Under the rules of the Nasdaq Stock Market, Inc., companies that are listed on the Nasdaq National Market must obtain stockholder approval prior to issuing shares of Common Stock, or securities convertible into Common Stock, where such issuance would result in a change of control of the company. To ensure that the Company complies with the "change of control" Nasdaq rule, Brigham and the CSFB Affiliates agreed to condition exercisability of the Warrants on receipt of stockholder approval of the Warrants, and Brigham is seeking such stockholder approval in order to satisfy the Nasdaq rule.

Interest of Certain Persons

   Pursuant to the terms of the securities purchase agreement related to the warrants and the Series A Preferred Stock issued to the CSFB affiliates in November 2000, the Company has agreed, for so long as the CSFB Affiliates or their affiliates own at least 10% of the shares of Series A Preferred issued in November 2000 or at least 5% of the outstanding shares of Brigham Common Stock, to nominate to the Brigham board one designee of DLJ MB. Pursuant to such securities purchase agreement, Steven A. Webster joined the board of directors of Brigham contemporaneously with the November 2000 issuance of Series A Preferred Stock to the CSFB Affiliates, increasing the number of Brigham directors from six to seven members. Mr. Webster is a Managing Director of Global Energy Partners, Ltd., a merchant banking affiliate of CSFB-USA. The CSFB Affiliates are affiliates of CSFB-USA.

   The Board of Directors recommends that stockholders vote FOR the proposal to approve and ratify the Warrants and the issuance of the Warrants to the CSFB Affiliates.

                                 PROPOSAL FOUR

                     AMENDMENT TO THE 1997 INCENTIVE PLAN

General

   The 1997 Incentive Plan (the "Plan") was adopted by the Board of Directors of the Company and approved by the Company's stockholders prior to the initial public offering of the Company's Common Stock in 1997. Pursuant to a Unanimous Consent of Directors in lieu of Special Meeting of the Board of Directors of the Company dated March 6, 2001, the Board of Directors adopted a proposal to amend the Plan to limit the maximum number of shares of Common Stock available for grants pursuant to incentive stock options under the Plan to the lesser of 13% of the shares of Common Stock of the Company issued and outstanding at any time or 2,077,335. The proposal to amend the Plan is subject to stockholder approval.

Reasons and Principal Effects of the Proposal

   At the Company's 2000 Annual Meeting, the Company's stockholders approved an amendment to the Plan which increased the aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan from 1,588,169 to 13% of the shares of Common Stock of the Company issued and outstanding at any time (the "2000 Plan Amendment"). The primary purpose of the current proposal is to preserve the flexibility provided by the 2000 Plan Amendment while maintaining the Company's ability to grant incentive stock options under the Plan.

Description of the Plan

   General. Pursuant to the Plan, participants are eligible to receive awards consisting of (i) stock options, (ii) stock appreciation rights, (iii) stock,
(iv) restricted stock, (v) cash, (vi) performance awards or (vii) any combination of the foregoing. Stock options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options.

   Participants in the Plan are selected by such committee (the "Committee") of the Board of Directors as is designated by the Board to administer the 1997 Incentive Plan (currently, the Compensation Committee of the Board of Directors) from among those who hold positions of responsibility with the Company or its subsidiaries and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its subsidiaries.

   Administration. Subject to the provisions of the Plan, the Committee is authorized to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. The Committee shall review and consider the recommendations of the President of the Company. In addition, the Committee has the exclusive power to interpret the Plan and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Plan.

   Eligibility. Key employees of the Company and its subsidiaries eligible for awards under the Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its subsidiaries. "Subsidiaries" for purposes of the Plan means those corporations, partnerships, or other business entities in which the Company directly or indirectly owns 50% or more of the voting power or, in the case of partnerships or other noncorporate business entities, capital or profits interests.

   Awards. The Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock, (v) cash awards, or (vi) performance awards. Such awards may be granted singly, in combination, or in tandem as determined by the Committee. The Committee determines the terms, conditions, and limitations applicable to awards made pursuant to the Plan, subject to the following requirements set forth in the Plan. The price at which shares of Common Stock may be purchased upon the exercise of any incentive stock option will be not less than the fair market value of the Common Stock on the date of grant, except that if the participant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, the price at which shares of Common Stock may be purchased will not be less than 110 percent of the fair market value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a nonqualified option will be an amount determined by the Committee, but not less than par value. A performance award will be paid, vested, or otherwise deliverable solely on account of the attainment of one or more pre-established objective performance goals established by the Committee. The maximum number of shares of Common Stock for which options and stock appreciation rights may be granted under the Plan to any one participant during a calendar year is 500,000.

   Rights to dividends or dividend equivalents may be extended to and made part of any award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee also may establish rules and procedures for the crediting of interest on dividend equivalents for awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

   Adjustments. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under the Plan, (ii) the number of shares of Common Stock covered by outstanding awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such awards and (iv) the appropriate fair market value and other price determinations for such awards will each be proportionately and equitably adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board will make appropriate and equitable adjustments to (i) the number of shares of Common Stock covered by awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such awards and (iii) the appropriate fair market value and other price determinations for such awards to give effect to such transaction; provided that such adjustments will only be such as are necessary to maintain the proportionate interest of the holders of the awards and preserve, without exceeding, the value of such awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board is authorized to issue or assume awards by means of substitution of new awards, as appropriate, for previously issued awards or to assume previously issued awards as part of such adjustment.

   Amendment and Termination. The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any participant under any award previously granted to such participant may be made without the consent of such participant.

   Funding of Plan. Insofar as it provides for awards of cash, Common Stock or rights thereto, the Plan is unfunded. Although bookkeeping accounts may be established with respect to participants who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts will be used merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will the Plan be construed as providing for such segregation, nor shall the Company, the Board, the Committee or any officer or other employee of the Company be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any participant with respect to an award of cash, Common Stock or rights thereto under the Plan will be based solely upon any contractual obligations that may be created by such plan and any award agreement, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, the Committee or any officer or other employee of the Company will be required to give any security or bond for the performance of any obligation that may be created by the Plan.

Federal Income Tax Consequences

   The following summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the grant of awards to nonresident aliens depends upon a number of factors, including whether such grant is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of an award or shares acquired pursuant to an award also may have tax consequences under various state and foreign laws which may be applicable to certain participants. Since these tax consequences, as well as the U.S. federal income tax consequences described above, may vary from participant to participant depending upon the particular facts and circumstances involved, each participant should consult such participant's own tax advisor with respect to the U.S. federal income tax consequences of the grant or exercise of an award, and also with respect to any tax consequences under applicable state and foreign laws.

   The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

   Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares.

   Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time such income is recognized, and therefore, the Company or one of its affiliates must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide a deduction for the Company (subject to the deduction limitations described below) equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

   The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the optionee will recognize long-term or short-term capital gain or loss (depending on the optionee's holding period with respect to such shares) equal to the difference between the amount realized on such sale and the basis of such shares.

   If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the option that is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of the shares. However, if such already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

   Incentive Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or the exercise of an incentive stock option; provided, however, that to the extent that an incentive stock option is exercised more than three months (twelve months in the event of disability) from the date of termination of employment for any reason other than death, such incentive stock option will be taxed in the same manner described above for nonqualified stock options (rather than in the manner described herein for an incentive stock option). The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the basis of the shares. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the purchased shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if sustained, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

   The excess of the fair market value of shares on the date of the exercise of an incentive stock option over the option price for such shares is an item of adjustment for purposes of the alternative minimum tax.

   The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may (subject to the deduction limitations described below) deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

   If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

   Stock Appreciation Rights. A recipient of stock appreciation rights ("SARs") will not recognize income for federal income tax purposes upon the grant of SARs. Generally, when SARs are exercised, the recipient will recognize ordinary income subject to withholding on the date of exercise in an amount equal to the cash (if any) and the fair market value of the shares transferred to him or her, without limitation, pursuant to SARs. The Company will be allowed a deduction (subject to the deduction limitations described below) equal to the amount of ordinary income recognized by the recipient due to the exercise of SARs at the time of such recognition by the recipient.

   The basis of any shares of Common Stock transferred to a recipient pursuant to the exercise of an SAR is equal to the amount the recipient is required to include in income as discussed above. If a recipient sells shares acquired upon exercise of SARs, the recipient will recognize capital gain or loss equal to the difference between the amount realized on such sale and the basis of such shares.

   Stock Awards and Restricted Stock. If an award of stock is not imposed with restrictions or if the restrictions imposed upon an award of restricted stock under the Plan are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient of such an award will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time (subject to the deduction limitations described below) in an amount equal to the amount the recipient is required to include in income with respect to the shares.

   If the restrictions placed upon an award of restricted stock under the Plan are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient of such award will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes, in the year in which the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date plus the amount of any retained distributions related to such shares, less any amount paid therefor. The Company will be entitled to a deduction at such time (subject to the deduction limitations described below) in an amount equal to the amount the recipient is required to include in income with respect to the shares.

   If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize an amount of ordinary income at the time of the receipt of the restricted stock and the Company will be entitled to a corresponding deduction (subject to the deduction limitations described below) equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

   Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant, unless the participant made an election under Section 83(b). If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the participant's income as compensation.

   Cash Awards. An individual who receives a cash award will recognize ordinary income subject to withholding for federal income tax purposes at the time the cash is received (or, if earlier, the date the cash is made available to the individual). The Company will be entitled to a deduction for the amount of the cash award at such time, subject to the deduction limitations described below.

   Dividend Equivalents. There will be no federal income tax consequences to either the participant or the Company upon the grant of dividend equivalents. Generally, unless dividend equivalents are restricted in a manner that they are both subject to a substantial risk of forfeiture and are not freely transferable, the participant will recognize ordinary income upon the receipt of payment pursuant to dividend equivalents in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income. If dividend equivalents are restricted in a manner that they are both subject to a substantial risk of forfeiture and are not freely transferable, the participant's and the Company's tax consequences will be similar to the rules described above for restricted stock.

   Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. There is no assurance that awards made under the Plan will satisfy such requirements. Accordingly, the Company may be limited by Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to such awards.

   Section 280G of the Code limits the deductibility of certain "parachute payments" to disqualified individuals by the Company. Generally, "parachute payments" consist of payments in the nature of compensation made in connection with a change in control of the Company. It is possible that any accelerated vesting or payment of awards that occurs automatically upon a change in control of the Company could be a "parachute payment" subject to the deduction limitations of Section 280G of the Code. In addition, Section 4999 of the Code imposes a 20% nondeductible excise tax upon the disqualified individual receiving certain "parachute payments".

   The Board of Directors recommends that stockholders vote FOR the proposal to amend the Plan.

                                 OTHER MATTERS

   The Board of Directors of the Company does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

Stockholder Proposals

   It is contemplated that the Annual Meeting of Stockholders of the Company in 2002 will take place during the second week of May 2002. Stockholder proposals for inclusion in the Company's proxy materials for the Annual Meeting of Stockholders in 2001 must be received at the Company's principal executive office in Austin, Texas, addressed to the Secretary of the Company, not later than December 20, 2001.

   With respect to stockholder proposals which are not intended to be included in the Company's proxy materials, the bylaws of the Company provide that notice of any such stockholder proposal nominating persons for election to the Board of Directors of the Company must be received at the Company's principal executive office not later than 90 days prior to the annual meeting; and all other stockholder proposals must be received not less than 60 nor more than 120 days prior to the meeting.

Form 10-K Annual Report

   The Company will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)-1 under the 1934 Act for the Company's most recent fiscal year. Requests should be directed to Investor Relations, Brigham Exploration Company, 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730.

                                          By Order of the Board of Directors

                                          /s/ David T. Brigham

                                          David T. Brigham
                                          Secretary

April 4, 2001
Austin, Texas

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER

   The Audit Committee ("the Committee") of the Board of Directors ("the Board") of Brigham Exploration Company ("the Company") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

   The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements required by law and regulation. The members of the Committee will be elected annually at the organizational meeting of the full Board held in conjunction with the annual share-holders meeting, and will be listed in the annual report to shareholders.

RESPONSIBILITY

   The primary purpose of the Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the overview of the annual independent audit of the Company's financial statements.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee, although empowered if necessary, to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and/or in accordance with generally accepted accounting principles; this is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

   Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In this regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

   The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda shall be determined by the Committee.

ATTENDANCE

   Committee members will strive to be present at all meetings. As necessary or desirable, any member of the Committee may request that members of management and representatives of the independent accountants and/or internal auditors be present at Committee meetings.

SPECIFIC DUTIES

   In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; this should be done in compliance with applicable legal and regulatory audit committee requirements.

2. Review with the Company's management and independent accountants the quality and adequacy of the Company's internal controls, and obtain annually in writing from the independent accountants their letter relating to such controls.

3. Receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

4. Review the scope and general extent of the independent accountants' annual audit. At the completion of the annual audit, review with management and the independent accountants the following:

  - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K, to ensure their completeness and consistency with generally accepted accounting principles.

  - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting or financial reporting practices.

  - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit.

  - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accounts concerning their judgement about the quality of the Company's accounting principles, as outlined, in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

5. Review the scope and general extent of the Company's interim quarterly financial statements. At the completion of the quarterly financial statements, review with management and the independent accountants the following:

  - The quarterly financial statements and related footnotes, and financial information to be included on Form 10-Q, to ensure their completeness and consistency with generally accepted accounting principles.

  - Results of the independent accountants' review of the financial statements and, if applicable, discuss changes in accounting or financial reporting practices.

6. Inquire as to, and oversee, the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

7. After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

8. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

9. As the Committee may deem appropriate, obtain, weigh, and consider expert advise as to the Committee, related rules of any governing body, and other accounting, legal and regulatory provisions.

                                                                      APPENDIX 1

                              1997 INCENTIVE PLAN

                                      of

                          BRIGHAM EXPLORATION COMPANY
                     (As Amended Effective March 6, 2001)


          1. Plan. This 1997 Incentive Plan of Brigham Exploration Company (the "Plan") was adopted by the Board of Directors of Brigham Exploration Company (the "Company") to reward certain key employees of the Company and its consolidated subsidiaries by enabling them to acquire shares of Common Stock, par value $.01 per share, of the Company and/or to be compensated for individual performances.

          2. Objectives. The Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to encourage the sense of proprietorship of such employees and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

          3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

          "Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

          "Board" means the Board of Directors of the Company.

          "Cash Award" means an award denominated in cash.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means such committee of the Board as is designated by the Board to administer the Plan.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Company" means Brigham Exploration Company, a Delaware corporation.

          "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

          "Effective Date" has the meaning set forth in paragraph 18 hereof.

          "Employee" means an employee of the Company or any of its Subsidiaries.

          "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq National Market, or, if not reported by the Nasdaq National Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined in good faith by the Committee for such purpose.

          "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

          "Nonqualified Stock Option" means an Option that is not an Incentive Option.

          "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

          "Participant" means an Employee to whom an Award has been made under this Plan.

          "Performance Award" means an award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals.

          "Performance Goal" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

          "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

          "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

          "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

          "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

          "Subsidiary" means (i) in the case of a corporation, any corporation in which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

          4. Eligibility. Key Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

          5. Common Stock Available for Awards. Subject to the provisions of paragraph 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate number of shares of Common Stock equal to (a) thirteen percent of the total number of shares of Common Stock outstanding from time to time, minus (b) the total number of shares of Common Stock subject to outstanding Awards previously granted to employees of the Company under the Plan; provided, however, that, subject to the provisions of paragraph 14 hereof, the maximum number of shares of Common Stock available for grant pursuant to Incentive Options under this Plan shall not exceed the lesser of the amount determined in accordance with the preceding provisions of this sentence or 1,588,169. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve

Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.



          6.  Administration.

          (a) This Plan shall be administered by the Committee.

          (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restrictions or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either
     (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

          (c) No member of the Committee or officer of the Company shall be liable for anything done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

          7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

          8. Awards. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. The Committee shall review and consider the recommendations of the President of the Company as to such Awards. Awards shall become effective only upon and after approval by the Committee. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8 hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Any provision of this Plan to the contrary notwithstanding, the maximum number of shares of Common Stock for which Options and SARs may be granted under the Plan to any one Employee during a calendar year is 500,000. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.


          (a) Stock Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of any Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant, except that with respect to Incentive Options granted to any Participant who at the time of such grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, the exercise price shall be not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and such Incentive Option must not be exercisable after the expiration of five years from the date such option is granted. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be such amount as shall be determined by the Committee, but not less than the par value of the Common Stock on the date of grant. The maximum number of shares of Common Stock with respect to which any Option may be granted to an Employee hereunder is the number of shares available for Awards, pursuant to paragraph 5 hereof, at the time such Option is granted. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (b) Stock Appreciation Right. An Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (c) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

          (d) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

          (e) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee.


          9.  Payment of Awards.

          (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restriction Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

          (b) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

          (c) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

          10. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee and to the extent permitted by the optionee's Award Agreement, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. In addition, the Committee, at its sole discretion, may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of the exercise price of an Option.


          11. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, including, withholding from other amounts payable to or with respect to the Participant by the Company. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

          12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

          13. Assignability. The Committee may prescribe and include in applicable Award Agreements restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of the terms in an Award Agreement pursuant to this paragraph 13 shall be null and void.

          14.  Adjustments.

          (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately and equitably adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate and equatable adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards and (iii) the appropriate Fair Market Value and other price determinations for such Awards, to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

          15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

          16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board, the Committee or any officer or other employee of the Company be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, the Committee or any other officer or other employee of the Company shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

          17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.


          18. Effectiveness. This Plan shall be effective as of February 26, 1997, (the "Effective Date"), the date on which it was approved by the Board of Directors of the Company. Notwithstanding the foregoing, the ability of the Company to issue any Incentive Options under this Plan is expressly conditioned upon the approval of the Plan by the holders of a majority of shares of Common Stock before the first anniversary of the Effective Date. If the Stockholders of the Company should fail to so approve this Plan prior to such date, the Company's ability to issue Incentive Options under this Plan shall terminate and cease to be of any further force or effect and any and all grants of Incentive Options hereunder shall be null and void.

                                                                      Appendix 2
                          BRIGHAM EXPLORATION COMPANY
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2001

     The undersigned hereby appoints Ben M. Brigham and David T. Brigham, or any of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Brigham Exploration Company to be held at 1:00 p.m. C.S.T. on May 10, 2001 at the Company's offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

                The Board of Directors recommends that you vote
  FOR the election of all nominees for election to the Board of Directors and
              FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIGHAM EXPLORATION COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSAL 2, FOR PROPOSAL 3, and FOR PROPOSAL 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission and by applicable state laws.

       (Continued, and to be marked, dated and signed, on the other side)

1.  ELECTION OF DIRECTORS.                                                 Nominees:
[  ]  FOR all nominees listed at right    [  ]  WITHHOLD AUTHORITY to      Ben M. Brigham
(except as indicated to the contrary)     vote for all nominees listed     Anne L. Brigham
                                                                           Harold D. Carter
                                                                           Alexis M. Cranberg
                                                                           Curtis F. Harrell
                                                                           Stephen P. Reynolds
                                                                           Steven A. Webster


 INSTRUCTION:  (To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

-------------------------------------------------------------------------------

2. Approval of the appointment of PricewaterhouseCoopers LLP as the Company's Auditors for the fiscal year ending December 31, 2001.
   [  ]  FOR    [  ]  AGAINST         [  ]  ABSTAIN


3. Approval and ratification of the warrants issued by the Company in March 2001 to affiliates of Credit Suisse First Boston (USA), Inc. and the issuance of such warrants to such entities.
   [  ]  FOR    [  ]  AGAINST   [  ]  ABSTAIN


4. Approval of an amendment to the Company's 1997 Incentive Plan to limit the maximum number of shares of Common Stock available under the Plan available for grant pursuant to incentive stock options.
   [  ]  FOR    [  ]  AGAINST   [  ]  ABSTAIN


5. The transaction of such other Business as may properly come before the meeting or any adjournments or postponements of the meeting.


Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.


The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such common stock and hereby ratifies and confirms all actions that the proxies named herein, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.


Dated:_______________, 2001   __________________________________________________
                              Signature(s)*

                              __________________________________________________
                              Signature if held jointly

*NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate.
       If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

                                       2